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EXHIBIT 20

    TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report — Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of July 16, 2001 for the Collection Period June 1, 2001 through June 30, 2001

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,411,797,000.00	$366,759,000.00	429,000,000.00	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,455,461,330.00
Principal Factor	1.00000000	1.00000000	1.00000000	1.00000000	1.00000000
Rate		6.66%	6.75%	6.76%	6.80%
Final Scheduled Payment Date		n/a	May 15, 2003	August 15, 2004	April 15, 2007
Number of Contracts	105,023
Weighted Average Coupon	10.34%
Weighted Average Remaining Term	49.90 months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,009,282,849.78	$0.00	$393,244,849.78	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,052,947,179.78
Securities Pool Factor	0.71489233	0.00000000	0.91665466	1.00000000	1.00000000
Number of Contracts	89,783
Weighted Average Coupon	10.36%
Weighted Average Remaining Term	42.18 months
Precompute and Simple Interest Advances	$4,775,595.04
Payahead Account Balance	$2,129,805.63
Supplemental Servicing Fee Received	$118,042.27
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$966,826,545.01	$0.00	$350,788,545.01	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,010,490,875.01
Securities Pool Factor	0.68481980	0.00000000	0.81768892	1.00000000	1.00000000
Number of Contracts	87,775
Weighted Average Coupon	10.36%
Weighted Average Remaining Term	41.33 months
Precompute and Simple Interest Advances	$4,688,637.98
Payahead Account Balance	$2,196,291.42
Supplemental Servicing Fee Received	$118,513.18
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

Reserve Fund
Initial Deposit Amount	$3,638,653.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$7,578,681.56
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$53,175,459.98
Beginning Balance	$7,897,103.85
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$1,920,617.07

Reserve Fund Balance Prior to Release	$9,817,720.92
Reserve Fund Required Amount	$7,578,681.56
Reserve Fund Release to Seller	$2,239,039.36

Ending Reserve Fund Balance	$7,578,681.56

Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	99
Gross Principal Balance of Liquidated Receivables		$1,063,767.09
Net Liquidation Proceeds Received During the Collection Period		$(626,710.61)
Recoveries on Previously Liquidated Contracts		$(33,922.46)

Aggregate Credit Losses for the Collection Period		$403,134.02

Cumulative Credit Losses for all Periods	731	$3,319,833.53
Repossessed in Current Period	75
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.60%
First Preceding Collection Period	0.68%
Current Collection Period	0.47%
Condition (i) (Charge-off Rate)
Three Month Average	0.58%
Charge-off Rate Indicator (> 1.25%)	condition not met
Delinquent and Repossessed Contracts	Percent	Contracts	Percent	Amount
31-60 Days Delinquent	2.37%	2,078	2.45%	$24,709,502.32
61-90 Days Delinquent	0.26%	231	0.30%	$3,019,052.35
Over 90 Days Delinquent	0.25%	221	0.29%	$2,885,667.61

Total Delinquencies		2,530		$30,614,222.28

Repossessed Vehicle Inventory		155*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.40%
First Preceding Collection Period	0.46%
Current Collection Period	0.51%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.46%
Delinquency Percentage Indicator (> 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of July 16, 2001 for the Collection Period June 1, 2001 through June 30, 2001

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Collections
Principal Payments Received	$41,392,537.68
Interest Payments Received	$9,043,967.54
Net Precomputed Payahead Amount	$(66,485.79)
Aggregate Net Liquidation Proceeds Received	$660,633.07
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$51,030,652.50
Net Simple Interest Advance Amount	$(161,891.81)
Net Precomputed Advance Amount	$74,934.75

Total Available Amount	$50,943,695.44
Amounts Due
Servicing Fee	$877,455.98
Accrued and Unpaid Interest	$5,689,317.62
Principal	$42,456,304.77
Reserve Fund	$1,920,617.07

Total Amount Due	$50,943,695.44
Actual Distributions
Servicing Fee	$877,455.98
Interest	$5,689,317.62	$0.00	$2,212,002.28	$2,292,766.67	$1,184,548.67
Principal	$42,456,304.77	$0.00	$42,456,304.77	$0.00	$0.00
Reserve Fund	$1,920,617.07

Total Amount Distributed	$50,943,695.44	$0.00	$44,668,307.05	$2,292,766.67	$1,184,548.67

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$3,827,130.79
Prepayments in Full	291 contracts	$2,503,551.17
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$7,780,620.80
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$74,934.75
Payahead Account—Payments Applied		$0.00
Payahead Account—Additional Payaheads		$66,485.79
Simple Interest Contracts
Collected Principal		$20,388,777.00
Prepayments in Full	1618 contracts	$14,673,078.72
Collected Interest		$7,594,028.70
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$161,891.81
Advances—Current Advance Amount		$0.00

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown ABS Accounting Manager

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  EXHIBIT 20